EXHIBIT INDEX

(q)(1) Directors'/Trustees' Power of Attorney, to sign Amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(2) Officers' Power of Attorney, to sign Amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(3) Officers' Power of Attorney, to sign Amendments to this Registration Statement, dated September 17, 2002.

(q)(4) Trustees' Power of Attorney, to sign Amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(5) Officers' Power of Attorney, to sign Amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(6) Officers' Power of Attorney, to sign Amendments to this Registration Statement, dated September 18, 2002.